CMA Multi-State Municipal Series Trust
Series Number: 5
File Number: 811-5011
CIK Number: 810598
CMA New York Municipal Money Fund
For the Period Ending: 03/31/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Inc., for the year ended March 31, 2003.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

10/25/2002	$25,000	New York, New York	2.50%	04/11/2003